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                                                                    Exhibit 99.B

                          BLIMPIE INTERNATIONAL, INC.

This Proxy is Solicited on Behalf of the Board of Directors of Blimpie International, Inc.

The undersigned holder of the $.01 par value common stock of Blimpie International, Inc. (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of the Company and Proxy Statement attached thereto, all relating to the Company's Annual Meeting of Shareholders (the "Annual Meeting"), and does appoint Anthony P. Conza, David L. Siegel, Charles G. Leaness and Patrick J. Pompeo, and each of them, the true and lawful attorney or attorneys of the undersigned, with power of substitution, for and in the name of the undersigned, to vote as proxies for the undersigned according to the number of Common Shares the undersigned would be entitled to vote if then personally present at the Annual Meeting to be held at the offices of Hall Dickler Kent Friedman & Wood, LLP, 909 Third Avenue, 27th Floor, on Monday, December 9, 1996, at 9:00 A.M., or at any adjournment or adjournments thereof, and thereat to vote all Common Shares of the Company held by the undersigned and entitled to be voted thereat upon the following matters:

         1. To elect as Directors to serve until the Annual Meeting for the fiscal year ending June 30, 1998, the Nominees listed below:

         Anthony P. Conza (Chairman), David L. Siegel (Vice-Chairman), Charles
G. Leaness, Patrick J. Pompeo, Harry G. Chernoff and Alvin Katz.

FOR ____ all the foregoing Nominees

WITHHOLD AUTHORITY ____ to vote for the foregoing Nominees

NOTE: To withhold authority to vote for any individual nominee, strike a line through that nominee's name. Unless authority to vote for all of the foregoing nominees is withheld, this Proxy will be deemed to confer authority to vote for every nominee whose name is not struck.

         2. To increase the number of shares of Common Stock issuable pursuant to the Company's Omnibus Stock Incentive Plan to 950,000 shares, subject to adjustment in the manner provided in such plan.

FOR  / /             AGAINST  / /              ABSTAIN  / /


         3. To ratify the selection of Coopers & Lybrand, LLP as the Company's independent accountants for the fiscal year ending June 30, 1997.

FOR  / /             AGAINST  / /              ABSTAIN  / /

         4. To transact such other business as may properly come before the meeting.

         This Proxy confers authority to vote "FOR" each of propositions 1, 2 and 3 listed above unless otherwise indicated. If any other business is transacted at said meeting, this proxy shall be voted in accordance with the best judgement of the proxies. The Board of Directors recommends a vote of "FOR" for each of the listed propositions. This proxy is solicited on behalf of the Board of Directors of Blimpie International, Inc. and may be revoked prior to its exercise.

         NOTE: Signature(s) should follow exactly the name(s) on the stock certificate. Executor, administrator, trustee or guardian should sign as such. If more than one trustee, all should sign. ALL JOINT OWNERS MUST SIGN.


                                        Dated: ______________________________

                                        _____________________________________
                                               Signature of Shareholder

                                        _____________________________________
                                               Signature of Shareholder